CONTRIBUTION AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF LIABILITIES, dated as of August 6, 2002, between TITAN EMS, INC., a Delaware corporation with executive offices located at 1818 North Farwell Avenue, Milwaukee, WI 53202 ("Titan"); and LOUIS GEORGE, an individual residing at 2186 Pomezia Court, Pleasanton, CA 94566 ("George").

     The parties hereto hereby agree as follows:

     1. Contribution. George hereby contributes to Titan all of the properties and assets of George identified in Schedule 1A hereto (collectively, the "Contributed Assets"), in each case, except as set forth in
Schedule 1B, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances. In exchange therefor, simultaneously with the execution hereof, Titan is issuing to George 50,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Titan Common Stock"), of Titan.

     Assignment and Assumption of Liabilities.

     (a) George hereby assigns, transfers, and conveys to Titan, and its successors and assigns, the rights of George pursuant to, and in connection with, each of the agreements set forth in Schedule 2(a) hereto.

     (b) Titan hereby assumes, and agrees to perform, all of George's liabilities (including the obligations in, under, and pursuant to each of the agreements set forth in Schedule 2(a) hereto), excluding those identified in
Schedule 2(b) hereto.

     3.   Representations and Warranties.

     (a) Titan hereby represents and warrants as follows: (i) it has full power and authority to execute and deliver this Agreement and that this Agreement is the legal, valid, and binding obligation thereof, enforceable in accordance with its terms; (ii) the Shares are validly authorized and issued, fully paid, and non-assessable, have not been issued and are not owned or held in violation of any preemptive or similar right of stockholders, and are free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts; (iii) except as set forth in
Schedule 3(a) hereto, other than the Shares, Titan has no securities outstanding; (iv) except as set forth in Schedule 3(a) hereto, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Titan or any security or other instrument convertible into, or exchangeable or exercisable for capital stock of Titan; (v) except as set forth in Schedule 3(a) hereto, there is outstanding no security or other instrument convertible into, or exercisable or exchangeable for, capital stock of Titan; and (vi) this Agreement and the performance hereof shall not result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Titan that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or by-laws of Titan, or violate, result in a breach of, or conflict with any applicable law, rule, regulation, order, judgment, or decree binding on Titan or to which it or any of its respective businesses, properties, or assets are subject, which violation or breach could have a material adverse effect on Titan.

     (b) George hereby represents and warrants as follows: (i) he has reached the age of majority in the jurisdiction in which he resides and has full power and authority to execute and deliver this Agreement and that this Agreement is the legal, valid, and binding obligation thereof, enforceable in accordance with its terms; (ii) George has good title to Contributed Assets, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances; (iii) this Agreement and the performance hereof shall not result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of George that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any applicable law, rule, regulation, order, judgment, or decree binding on George or to which his businesses, properties, or assets are subject, which violation or breach could have a material adverse effect on Titan or George; and (iv) it has obtained all consents required in order to execute and perform this Agreement and the transactions contemplated hereby and in connection herewith, under and pursuant to the agreements described in Schedule 2(a)hereto.

     4. Further Assurances. The parties hereto shall deliver to each other simultaneously with the execution hereof such other documents (including certificates of officers, letters of transmittals, bills of sale, etc.) as the other party hereto may reasonably request in order to enable the other party to evidence the transactions contemplated hereby and in connection herewith.

     5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to rules regarding conflicts of law.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                              TITAN EMS, INC.


                              By:  /s/ David M. Marks
                                    Name:  David M. Marks
                                    Title:  President and Chief Executive
                                    Officer


                              /s/ Louis George
                              Name: Louis George
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Schedule 1A


Titan Flex Solutions,Inc.     and\or         www.TitanFlexSolutions.com
TitanFlexDesign, Inc.    and\or         www.TitanFlexDesign.com
TitanFlexFab, Inc.       and\or         www.TitanFlexFab.com
TitanFlexBox, Inc.       and\or         www.TitanFlexBox.com
Titan Flex Power, Inc.   and\or         www.TitanFlexPower.com
Titan Defense, Inc. &    and\or         www.TitanDefense.com

Schedule 1B

Schedule 2(a)

Schedule 2(b)

Schedule 3(a)

1. Irrevocable Children's Trust is the holder of 5,800,000 shares of Titan Common Stock.
2. Upon the effectiveness of this Contribution Agreement, Titan, pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities, dated as of the date hereof, between Titan and SVPC Partners, LLC, shall issue 800,000 shares of Titan Common Stock to SVPC Partners, LLC.
3. Upon the effectiveness of this Contribution Agreement, Titan intends to convert $185,234.60 and $10,000 of indebtedness owing to Phoenix
Business Trust and Forest Home Investors I LLC, respectively, into shares of Titan Common Stock at a price per share of $1.50.
4. Options to purchase 350,000 shares of Titan Common Stock at a price of $1.50 per share exercisable through July 31, 2007 to be issued to Louis George.
5. Options to purchase 360,000 shares of Titan Common Stock at a price of $1.50 per share exercisable through July 31, 2007 to be issued to Stephen Saul Kennedy.
6. Frank Crivello to receive 100,000 shares of Titan Common Stock in respect of past services.
7. Contemplated merger with Titan Acquisition Corp.
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